NOTICE OF GUARANTEED DELIVERY
in Respect of

12% Senior Subordinated Notes due 2009
CUSIP No. 590175 AC 9
 of
MERRILL CORPORATION
Pursuant to the Offering Circular and Consent Solicitation Statement
dated July 3, 2002

The Exchange Agent for the Exchange Offer and the Consent Soliciation is:

HSBC BANK USA

By Registered Mail, Courier, Overnight Mail or By Hand: One Hanson Place Lower Level Brooklyn, NY 11243 Attn: Paulette Shaw	By Facsimile: (718) 488-4488 Confirm by Telephone: (718) 488-4475

        Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile to a number, other than as set forth above will not constitute valid delivery.

        As set forth in the Offering Circular and Consent Solicitation Statement dated July 3, 2002 (as it may be supplemented and amended from time to time, the "Offering Circular") of Merrill Corporation (the "Company") under the caption "The Exchange Offer—Procedures for Tendering," and in the Instructions of the Consent and Letter of Transmittal (the "Consent and Letter of Transmittal"), this form, or one substantially equivalent hereto, or an Agent's Message relating to the guaranteed delivery procedures, must be used to accept the Company's offer (the "Exchange Offer") to exchange any and all of its outstanding 12% Senior Subordinated Notes due 2009 (the "Old Notes"), if time will not permit the Consent and Letter of Transmittal, certificates representing such Old Notes and other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date (as defined in the Offering Circular).

        In conjunction with the Exchange Offer, the Company is also soliciting (the "Solicitation") consents (the "Consents") from holders of the Old Notes (the "Old Noteholders") representing at least two-thirds in aggregate principal amount of the Old Notes (the "Requisite Consents") to certain amendments described in the Offering Circular (the "Proposed Amendments") to the indenture under which the Old Notes were issued (the "Old Indenture"). This Notice of Guaranteed Delivery may only be used to tender Old Notes or deliver Consents on or prior to the Expiration Date. This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offering Circular.

        This form is not to be used to guarantee signatures. If a signature on the Consent and Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Consent and Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offering Circular and the Consent and Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Offering Circular under the caption "The Exchange Offer—Guaranteed Delivery Procedures." The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and the Trustee with respect to the Old Notes tendered pursuant to the Exchange Offer and Solicitation.

        The undersigned understands that Old Noteholders who desire to tender their Old Notes pursuant to the Exchange Offer and Solicitation are required to provide Consents to the Proposed Amendments with respect to the full principal amount of the Old Notes so tendered on or prior to the Expiration Date.

        The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. This Notice of Guaranteed Delivery may only be utilized on or prior to the Expiration Date.

        The undersigned understands that exchange of Old Notes will be made only after timely receipt by the Exchange Agent of (i) such Old Notes, or a Book-Entry Confirmation, and (ii) a Consent and Letter of Transmittal (or a mutually signed facsimile thereof), including by means of an Agent's Message, of the transfer of such Old Notes into the Exchange Agent's account at a Book-Entry Transfer Facility, with respect to such Old Notes, properly completed and duly executed, with any signature guarantees and any other documents required by the Consent and Letter of Transmittal within three (3) New York Stock Exchange ("NYSE") trading days after the execution hereof.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

        All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offering Circular.

PLEASE SIGN AND COMPLETE

Signature(s) of registered Old Noteholder(s) or Authorized Signatory: Name(s) of registered Old Noteholder(s): Principal Amount of Old Notes Tendered: Certificate No.(s) of Old Notes (if available):	Date: Address: Area Code and Telephone No.: If the Old Notes will be delivered by book-entry transfer, check trust company below: ☐ The Depository Trust Company Depository Account No.:

        OLD NOTEHOLDERS WHO DESIRE TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER ARE REQUIRED TO CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH OLD NOTES ON OR PRIOR TO THE EXPIRATION DATE.

This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear(s) on certificate(s) for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney in fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

        DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED CONSENT AND LETTER OF TRANSMITTAL.

GUARANTEE

(Not To Be Used for Signature Guarantee)

        The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, ("Rule 14e-4"), (ii) represents that such tender of Notes complies with Rule 14e-4 and (iii) guarantees that the Old Notes tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Offering Circular under the caption "The Exchange Offer—Guaranteed Delivery Procedures"), and that the Exchange Agent will receive (a) such Old Notes, or a Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent's account at a Book-Entry Transfer Facility and (b) a properly completed and duly executed Consent and Letter of Transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal within three (3) NYSE trading days after the date of execution hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Consent and Letter of Transmittal and Old Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Title:

Address:

(Zip Code)
Area Code and Telephone Number:

Dated:	, 2002.